Exhibit 3.2

THE MACERICH COMPANY

ARTICLES SUPPLEMENTARY

The Macerich Company, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:            Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, reclassified and designated all two hundred thousand (200,000) authorized (but currently unissued) shares of Series E Preferred Stock, par value $.01 per share (the “Series E Preferred Stock”), as shares of preferred stock, par value $.01 per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Charter.

SECOND:       The shares of Series E Preferred Stock have been reclassified and designated by the Board under the authority contained in the Charter.

THIRD:           These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:       The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Senior Executive Vice President, Chief Legal Officer and Secretary and attested by its Senior Executive Vice President, Chief Financial Officer and Treasurer on this 7th day of May, 2015.

ATTEST:		THE MACERICH COMPANY

By:	/s/ Thomas E. O’Hern	By:	/s/ Thomas J. Leanse
Name: Thomas E. O’Hern			Name: Thomas J. Leanse
Title: Senior Executive Vice President,			Title: Senior Executive Vice President,
Chief Financial Officer and Treasurer			Chief Legal Officer and Secretary

Signature Page to Articles Supplementary